                                                                 EXHIBIT 11
                                                                 12/31/95   10-Q


                                  Plexus Corp.
             Statement Regarding Computation of Per Share Earnings
                        quarter ended December 31, 1995
                    (In thousands, except per share amounts)
                                        ________

                                                                  Quarter Ended December 31, 1995
                                                                  -------------------------------
                                                                                       Fully
                                                                   Primary            Diluted
                                                                   -------            -------

Net income                                                         $  805              $  805
                                                                   ======              ======

Weighted average number
    of common shares
    outstanding                                                     6,491               6,491

Adjustments:
    Assumed issuances under
         stock option plan                                            221                 221

    Assumed conversion
         of preferred stock                                           555                 555
                                                                   ------              ------
                                                                    7,267               7,267
                                                                   ======              ======


Net income per common shares
     outstanding                                                    $ .11               $ .11
                                                                   ------              ------



            (1)  Calculation is identical for year-to-date purposes.